Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated December 10, 2007 relating to the inception through August 31, 2007 audited financial statements of Oramed Pharmaceuticals Inc. which appear in this Annual Report on Form 10-K for that period in Oramed Pharmaceuticals Inc.’s Registration Statements on Form S-3 (Registration Nos. 333-190497 and 333-187343) and Form S-8 (Registration Nos. 333-190222 and 333-163919).

/s/ MaloneBailey, LLP

MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

November 26, 2013